UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

CHINA FORESTRY INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-25765 (Commission File Number)	87-0429748 (I.R.S. Employer Identification No.)

Economic Development Zone of Hanzhong City, Shaan’xi Province, The People’s Republic of China (Address of principal executive offices) (zip code)

011-86-29-85257870 (Registrant’s telephone number, including area code)

________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 24, 2012, China Forestry Inc (“Company”) filed an Amendment of Articles of Incorporation with the State of Nevada for a 1 for 10 reverse stock split of the issued and outstanding common stock of the Company. The Amendment of Articles of Incorporation is as follows:

An Article XIII shall be inserted to read as follows:

Reverse Stock Split:  Effective upon June 14, 2012 (the “Effective Time”), there is effective a One for Ten reverse stock split (the “Reverse Split”) of the Corporation’s issued and outstanding shares of Common Stock, whereby each Ten (10) shares of Common Stock issued and outstanding or held as treasury shares immediately prior to the Effective Time (the “Old Common Stock”) shall, automatically without any action on the part of the holder thereof, be converted into One (1) share of Common Stock (the “New Common Stock”).  All fractional share amounts resulting from the reverse stock split will be rounded up to the next whole share of New Common Stock.”

The above described Amendment of Articles of Incorporations and the 1 for 10 reverse stock split are approved and adopted by the Board of Directors on May 21, 2012 and the stockholders who hold majority voting rights of the Company have consented to such Amendment and reverse stock split.

After the filing of the Amendment of Articles of Incorporations with Nevada, we will apply for FINRA’s approval on the proposed 1 for 10 reverse stock split.

We anticipate that the 1 for 10 reverse stock split will become effective on or around June 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2012	China Forestry Inc.

/s/ Shengli Liu
Shengli Liu
President and Chairman